Exhibit 5.2

Ortoli | Rosenstadt LLP	366 Madison Avenue
3rd Floor
New York, NY 10017
tel: (212) 588-0022
fax: (212) 826-9307

November 19, 2025

HUHUTECH International Group Inc.

3-1208 Tiananzhihui Compound

228 Linghu Road

Xinwu District, Wuxi City, Jiangsu Province

People’s Republic of China 214135

Ladies and Gentlemen:

We are acting as United States counsel to HUHUTECH International Group Inc., a company incorporated in the Cayman Islands (the “Company”), in connection with a registration statement on Form F-3 filed the date hereof (the “Registration Statement”), including all amendments and supplements thereto, and accompanying prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offering by the Company of up to an aggregate of $300,000,000 of securities which may include ordinary shares (“Ordinary Shares”), share purchase contracts (“Share Purchase Contracts”), share purchase units (“Share Purchase Units”), warrants (“Warrants”), debt securities (“Debt Securities”), rights (“Rights”), units (“Units” and, together with the Ordinary Shares, the Share Purchase Contracts, the Share Purchase Units, the Warrants, the Debt Securities, the Rights, the “Securities”) or any combination of the Securities.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (the “Prospectus”) included in the Registration Statement; (iii) the form of senior indenture to be entered into by the Company (the “Senior Indenture”, filed as Exhibit 4.2 to the Registration Statement), (iv) the form of subordinated indenture to be entered into by the Company (the “Subordinated Indenture”, filed as Exhibit 4.3 to the Registration Statement, and together with the Senior Indenture, the “Indentures”), (v) the opinion of Mourant Ozannes (Cayman) LLP dated November 19, 2025 (filed as Exhibit 5.1 to the Registration Statement), (vi) each document incorporated or deemed to be incorporated by reference into the Registration Statement and (vii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We have also assumed, without independent investigation, that (i) each of the Securities will be duly authorized, executed and delivered by the parties to them in substantially the form filed as an exhibit to the Registration Statement (together with any agreements or certificates entered into in connection with the Securities (such agreements and documents, the “Operative Agreements”)) against payment by the purchaser at the agreed-upon consideration and as contemplated by the Registration Statement and the applicable prospectus supplement, (ii) each Operative Agreement, when so authorized, executed and delivered, will constitute a legal, valid and binding obligation of the parties (other than the Company) thereto, (iii) any Ordinary Shares issued upon the conversion or exercise (or otherwise underlying) the Securities will be duly authorized, validly issued, fully paid and nonassessable, (iv) the Indentures and Debt Securities and any related Operative Agreements will be governed by the laws of the State of New York, (v) the Company is, and at the time of the signing of Operative Documents will be, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (vi) the Company has all corporate power and authority to execute and deliver, and perform its obligations under the Operative Agreements and the Debt Securities, (vii) the execution, delivery and performance of the Operative Agreements and the Debt Securities by the Company do not violate any organizational documents of the Company or the laws of its jurisdiction of incorporation and (viii) the execution, delivery and performance of the Operative Agreements and the Debt Securities and issuance of any of the Debt Securities do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Subject to the foregoing and the qualifications set forth in the Registration Statement, we are of the opinion that:

1.	The Debt Securities, when (i) the Debt Securities have been specifically authorized for issuance by all requisite corporate actions, (ii) the applicable Indentures relating to the Debt Securities have been duly authorized, executed and delivered by the Company, (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indentures and authorized by all requisite corporate actions, (iv) the Debt Securities have been duly executed by the Company and countersigned in accordance with the applicable Indentures and requisite corporate actions and issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the requisite corporate actions and the applicable underwriting agreement or other purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The foregoing opinion is subject to applicable insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting generally the enforceability of creditors’ rights from time to time in effect and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, including application of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles. “General principles of equity” include, but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. We express no opinion with respect to the enforceability of any provision which purports to waive the benefit of usury laws. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

Our opinion is limited to the application of the laws of the State of New York, only, and we express no opinion with respect to the applicability of other federal laws, the laws of other countries, the laws of any state of the United States or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any federal securities laws. Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, any court. It is possible that contrary positions may be asserted and that one or more courts may sustain such contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete.

This letter is furnished to you for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Ortoli Rosenstadt LLP
Ortoli Rosenstadt LLP